Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-213108) pertaining to Converted Equity Awards Incentive Plan and 2016 Stock Incentive Plan of Aptevo Therapeutics Inc.,
(2)	Registration Statement (Form S-8 No. 333-219875) pertaining to the 2016 Stock Incentive Plan of Aptevo Therapeutics Inc.,
(3)	Registration Statement (Form S-8 No. 333-226717) pertaining to the 2018 Stock Incentive Plan of Aptevo Therapeutics Inc.,
(4)	Registration Statement (Form S-3 No. 333-221499) of Aptevo Therapeutics Inc., and
(5)	Registration Statement (Form S-3 No. 333-229115) of Aptevo Therapeutics Inc.;

of our report dated March 18, 2019, with respect to the consolidated financial statements of Aptevo Therapeutics Inc. included in this Annual Report (Form 10-K) of Aptevo Therapeutics Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Seattle, Washington

March 18, 2019